Exhibit 99.1

Odyssey Semiconductor Technologies Provides Update to Operating Activities

New Chairman of the Board, Seasoned Semiconductor Executive to Purchase 125,000 Shares This Week as a Long Term Holding

ITHACA, NY / ACCESSWIRE / September 20, 2021 / Odyssey Semiconductor Technologies, Inc. (OTCQB:ODII), a semiconductor device company developing innovative high-voltage power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today provides an update to the current operating activities.

“We are positioned for long-term growth and continue to document and strengthen our already strong intellectual property position and related strategy,” said John Edmunds, Chairman of the Board. “We continue to deeply believe that our GaN processing technology will enable the Company to capture opportunities and achieve sustainable growth in the long-term. I also believe the current share price undervalues the potential of the Company and serves as a highly attractive investment opportunity,” concluded Edmunds.

“The Board has authorized John Edmunds to purchase up to 125,000 Odyssey shares in the open market during the week ending September 24, 2021. All other Board members have made purchases and own 36% of the outstanding shares of the Company including the outgoing CEO who owns 2%. All Officers and Directors including the outgoing CEO are currently otherwise precluded from trading until at least after the close of the market on the 2nd business day after the Form 10-Q for the 3rd Quarter is filed with the SEC”, said Rick Brown, co-founder, interim CEO, CTO and Board member.

Operating Update:

●	We plan to send samples of our vertical GaN transistor to customers for their evaluation in Q4 FY’21. The Company’s functioning vertical GaN transistor prototype is in the lab. We are currently implementing the last remaining key performance criteria as outlined to us by several potential large customers.

●	In addition, the Company was featured in the July 2021 Motortrend article highlighting the benefits of Odyssey’s GaN processing technologies. See, https://www.motortrend.com/features/gallium-nitride-blu-ray-tech-ev-charging-range/

●	The Company plans to hire a search firm to find a permanent Chief Executive Officer. Rick Brown, co-founder, CTO and Board member, was recently appointed as interim CEO of Odyssey. It is our priority to ensure that we receive input broadly in naming the best individual to lead the Company, while maintaining a stable and effective organization.

●	The Company has diligently managed its cash and is currently forecasting the cash balance at the end of September in excess of $3 million.

●	The cash burn rate is currently averaging between $ 150K-$ 185K per month. We believe we can further reduce the burn rate based on contracts already in place to provide foundry services and fab capacity to certain third parties in the coming months.

●	Given the progress we are making on our product roadmap, commercialization efforts and overall corporate developments, we anticipate more active ongoing communications with the investment community.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc. (www.odysseysemi.com), has developed a proprietary technology that will allow for GaN to replace SiC as the leading high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq.ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “forecast”, “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contact:

Darrow Associates
Jeff Christensen, Managing Director
(703) 297-6917
jchristensen@darrowir.com

Media Contact:

Brad Hem
Brad@thedialoglab.com

SOURCE: Odyssey Semiconductor, Inc.